ICOA, Inc. Begins Trading on OTC Bulletin Board


WARWICK, R.I., May 15, 2001 /PRNewswire via COMTEX/ -- ICOA, Inc. (OTC: ICOA) announced that its common stock began trading on the OTC Bulletin Board today. On April 11, 2001, ICOA announced that it had become a reporting company under the Securities Exchange Act of 1934, making it possible for ICOA to begin trading on the OTC Bulletin Board.

"We're thrilled to be trading on the OTC Bulletin Board," said George Strouthopoulos, the President and CEO of ICOA. "We have been looking forward to this event. The public listing of our common stock is an essential element of our long-term goals. I am confident that our listing on the OTC Bulletin Board will benefit our many loyal shareholders by giving them increased liquidity, and will provide ICOA with increased credibility and access to capital markets."

ICOA, Inc. is a development stage company in the process of developing an automated network of Internet pay phone terminals with video advertising displays, through its wholly-owned subsidiary WebCenter Technologies, Inc. We have developed the plans for a managed network to provide telecommunications, business, and e-commerce services via these terminals. The services we intend to provide include communication services such as telephone, e-mail, and facsimile; and business services such as copy and print; and e-commerce services, including advertising, shopping, and bill paying.

This press release contains certain forward-looking statements concerning ICOA, which are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in the Company's Registration Statement on Form SB-2 on file with the SEC and other filings made with the SEC from time to time.


For additional information, please call us at (401) 739-9205.

MAKE YOUR OPINION COUNT - Click Here
tbutton.prnewswire.com/prn/11690X72883121
-----------------------------------------

SOURCE ICOA, Inc.


CONTACT: ICOA, Inc., 401-739-9205
(ICOA)

www.prnewswire.com
------------------

(C) 2001 PR Newswire. All rights reserved.

-0-

KEYWORD: Rhode Island
INDUSTRY KEYWORD: TLS
MLM
OTC
SUBJECT CODE: OTC

STOCK SYMBOLS: [(icoa)]